THUNDER MOUNTAIN GOLD INC.
TSX-V: THM OTCQB: THMG	11770 W. President Dr., Ste. F Boise, Idaho 83713 phone: (208) 658-1037

News Release

Thunder Mountain Gold and MFD Establish Small-Scale Production
Agreement at South Mountain

THMG to operate while MFD Investment Holdings SA to fund 100%

in a non-dilutive Venture

Boise, Idaho  USA and Zug, Switzerland - September 8, 2025 - Thunder Mountain Gold, Inc. (OTCQB: THMG; TSX-V: THM) ("Thunder Mountain Gold" or the "Company") and MFD Investment Holdings SA ("MFD") have executed a small-scale production agreement (the "Agreement") for the South Mountain Project in Owyhee County, Idaho (the "Project"). Under the small-scale production Agreement, Thunder Mountain Gold will serve as operator (the "Operator"), and MFD will fund 100% of the qualifying capital required to advance to small-scale production. Following commencement of production, project revenues from small-scale production will be allocated 80% to MFD and 20% to THMG until MFD has recovered 1.5× its qualifying capital investment; thereafter revenues will be shared 50/50 until 1.5 million tonnes are mined; then all revenues and production are 100% allocated to Thunder Mountain Gold. Implementation remains subject to permitting, definitive budgets, and customary approvals. The Agreement will be implemented under the option agreement between the Company and MFD dated January 14, 2025 (as amended, the "Option Agreement"), as amended by agreement dated September 4, 2025 (the "Amendment"). Under the Option Agreement, the Company will grant to MFD the option to acquire a 10% interest in the South Mountain Project by MFD incurring an aggregate of $1.0 million in exploration expenditures on the Project by October 31, 2026 (the "Option").  Investors are referred to the Form 8-K filed concurrently for a detailed summary of the material provisions of the Option Agreement.

"Advancing selective small-scale production without issuing equity keeps our balance sheet intact, creates positive cash flow, and positions the Company to pursue resource growth. We believe this combination of non-dilutive funding, operator control, and continued exploration focus-best supports shareholder value over time." commented Eric T. Jones, President & CEO.

Strategic Rationale for Thunder Mountain Gold

• Non-dilutive pathway to potential cash flow: MFD carries the qualifying capital through initial small-scale production; no change to THMG share capital is contemplated by the Agreement.

Website: www.thundermountaingold.com	OTCQB: THMG TSX-V:THM

• Operator control retained by THMG: Planning and execution remain with the Company as Operator.

• Parallel value creation: The framework allows THMG to focus on exploration and potential resource expansion while small-scale production may generate non-dilutive cash flow.

• No impact on full-scale project economics: The revenue waterfall applies only to small-scale production and does not alter the economics of the existing Option Agreement or any future full-scale development.

Principal Terms - Small-Scale Production Right

• Operator: Thunder Mountain Gold (THMG).

• Funding: MFD funds 100% of qualifying capital to achieve small-scale production.

• Term/Cap: Right ends at the earlier of 10 years or 1.5 million tonnes of cumulative economic ore.

• Revenue Allocation: 80% MFD / 20% THMG until 1.5× MFD payback on qualifying capital; 50/50 thereafter until the Term/Cap is achieved.

• Scope: Applies only to small-scale production revenues; no change to Option Agreement economics.

Option Agreement - Unchanged, with Date Extension

• Earn-in: MFD may earn 10% equity in South Mountain Mines, Inc. (SMMI) by investing US$1,000,000.

• Schedule: Earn-in deadline extended to October 31, 2026.

• Credit of Project Expenditures: Mutually approved Expenditures under the Agreement will be credited toward the US$1,000,000 threshold.

• All other Option Agreement provisions remain in full force and effect.

Disclosure Logistics and Future Clarifications

THMG's NI 43-101 requirements and MFD's non-issuer disclosures are expected to be addressed with the definitive final JV agreement. Items such as precise small-scale production area limits, definitions of "material" budget changes, and governance structures (e.g., a technical committee) may likewise be finalized at that time. The Agreement is intentionally streamlined at this stage.

The South Mountain Project

The South Mountain Mine is a polymetallic development project containing high-grade zinc, silver, gold, and copper, and is located on private land approximately 70 miles southwest of Boise, Idaho (See Figure 1 above). The Project is on private land, permitting has been, and should remain straightforward. The Project was intermittently mined from the late from 1940s to the late 1960s, most notably by Anaconda Copper, with over 4,000 feet of underground developmental workings that that have been rehabilitated, re-engineered, and are MSHA compliant. Thunder Mountain Gold Inc. purchased and advanced the project from 2007 through Present, with expenditures into the project of approximately US$25 million. Historic test mining and processing at the Project has mostly come from high-grade Carbonate Replacement Deposits (CRD) and skarn zones that remain open at depth and along strike. According to historical smelter records, approximately 53,642 tons of mineralized material have been mined and direct shipped to the smelter, with average grades; 14.5% Zn, 10.6 o.p.t. Ag (363.42 g/t Ag), 0.058 o.p.t. Au (1.98 g/t Au), 1.4% Cu, and 2.4% Pb were realized (See SK-1300 Technical Resource Statement, and NI 43-101 Technical Report: Updated Mineral Resource Estimate for the South Mountain Project, dated December 31, 2023, and December 15, 2023, respectively. More details are available on the Thunder Mountain Gold Inc. website and at www.SEC.gov, and www.sedar.com).

Technical Data in this Release

The technical information in this news release was reviewed and approved by Tyson Forbush, C.P.G., consulting geologist with GeoTech LLC, and a "Qualified Person" as defined by the U.S. SK-1300 regulations & National Instrument 43-101 (Canada) standards.

Regarding Thunder Mountain Gold, Inc.

Thunder Mountain Gold Inc., a junior exploration company founded in 1935, owns interests in base and precious metals projects in the western U.S. The Company's principal asset is The South Mountain Mine, a historic former Anaconda Copper Company development of zinc, silver, gold, lead, and copper, located on private and public lands in Owyhee County Idaho. Thunder Mountain Gold also owns 100% of the Trout Creek Project - a gold exploration project located along the western flank of the Shoshone Mountain Range in the Reese River Valley, adjacent to and surrounded by Nevada Gold Mines, a Barrick and Newmont Gold, Inc. joint venture. For more information on Thunder Mountain Gold, please visit the Company's website at www.Thundermountaingold.com.

Forward-Looking Statements

This press release contains forward-looking statements that are based on the beliefs of management and reflect the Company's current expectations. Generally, forward-looking statements can be identified by the use of forward-looking terminology such as "plans", "expects", "is expected", "budget", "scheduled", "estimates", "forecasts", "intends", "anticipates", "believes" or variations of such words and phrases or statements that certain actions, events or results "may", "could", "would", "might" or "will be taken", "occur" or "be achieved" or the negative connotation thereof.  The forward-looking statements are based on certain assumptions which could change materially in the future. By their nature, forward-looking information involves known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking information. Investors should refer to THMG's Form 10-K, and Form 10-Q reports, for a more detailed discussion of risks that may impact future results. There can be no assurance that forward-looking information will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. Accordingly, investors should not place undue reliance on forward-looking information. Forward-looking information is provided as of the date of this press release, and the Company assumes no obligation to update or revise them to reflect new events or circumstances, except as required in accordance with applicable laws.

Cautionary Note to Investors

This news release is intended for release in the United States only. Neither the TSX Venture Exchange, the OTCQB, nor its Regulation Services Provider (as that term is defined in policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

For further information, please contact:

Thunder Mountain Gold, Inc.

Eric T. Jones
President and Chief Executive Officer

Eric@thundermountaingold.com
Office: (208) 658-1037